Exhibit 99.1

Contact:	Jim Gray	Stuart Johnson
	Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES 15% INCREASE IN

THIRD QUARTER EARNINGS PER SHARE

TUPELO, MISSISSIPPI (October 18, 2005) – Renasant Corporation (NASDAQ:RNST) (the “Company”) today announced results for the third quarter of 2005. Basic earnings per share were $.61, up 17% for the third quarter of 2005, and diluted earnings per share were $.60, up 15% for the third quarter of 2005, compared to basic and diluted earnings per share of $.52 for the third quarter of 2004. Net income for the third quarter of 2005 was $6,325,000, up 35%, or $1,634,000, from the third quarter of 2004.

“We are pleased with our third quarter performance as we begin to realize the benefits of our acquisition of Heritage Financial Holding Corporation (Heritage) and continue to build on the success of our acquisition of Renasant Bancshares. Consistent with our strategic goals, we continue to experience a low level of charge-offs and non-performing loans. Net interest margin has remained relatively steady while non-interest income has shown solid growth. We are particularly pleased that non-interest expense has declined over the last two-quarters as we realize the synergies of our acquisition,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “I think it is important to note that our footprint was spared from the wrath of Hurricane Katrina and it should have no foreseeable negative impact on our performance,” continued McGraw.

Total assets as of September 30, 2005 were $2.380 billion, an increase of 39% from December 31, 2004, reflecting primarily the acquisition of Heritage. Total loans grew 41% to $1.609 billion at the end of the third quarter of 2005 from $1.141 billion at December 31, 2004, while total deposits grew 38% to $1.818 billion during the same period. The increase in total loans and total deposits was also primarily due to the Heritage acquisition. Excluding Heritage balances at the date of acquisition, total loans and deposits at September 30, 2005 grew $77,477,000, or 9% annualized and $118,643,000, or 12% annualized, respectively, from December 31, 2004.

“It is now over a year since our entry into Tennessee with the acquisition of Renasant Bancshares, and we have realized strong growth in loans and deposits for our Tennessee division of over $63 million and $35 million year-to-date, respectively. It has been less than a year since we entered into Alabama through our acquisition of Heritage, but we are beginning to realize solid loan growth. Alabama deposit growth has been robust with net year-to-date growth of $11 million, including the intentional runoff of nearly $20 million in brokered deposits which Heritage held at the time of the acquisition. In Mississippi, deposit growth has been strong at $46 million year-to-date while loan growth has been flat,” stated McGraw.

“We continue to expand our presence in new growth markets with the recent opening of a full-service banking office in a high profile East Memphis, Tennessee location and expect to open a full service banking office in Collierville, Tennessee in the first quarter of 2006,” commented McGraw. “We also opened a full service banking office in Oxford, Mississippi, which compliments our downtown presence and ATM on the campus of the University of Mississippi.

We anticipate opening additional offices in Nashville, Tennessee and in Huntsville and Birmingham, Alabama and other growth markets in 2006 and 2007 in accordance with our strategic plan,” continued McGraw.

Net interest income grew 32% to $19,739,000 for the third quarter of 2005 compared to $15,003,000 for the same period in 2004 due to loan growth and the Company’s acquisition of Heritage. Net interest margin decreased to 3.94% for the third quarter of 2005 from 4.16% for the third quarter of 2004. Factors negatively impacting net interest margin include the acquisition of Heritage, which had a lower net interest margin than the Company prior to the acquisition, the issuance of subordinated debentures to fund that acquisition and the rising cost of deposits.

Noninterest income increased 22% to $10,244,000 for the third quarter of 2005 from $8,378,000 for the third quarter of 2004. The increase in noninterest income was due to the combination of the Heritage acquisition and improvements in service charges, fees and commissions generated on the Company’s loan and deposit products, trust revenue and gains on the sale of mortgage loans. Noninterest income represented 34% of total revenue for the third quarter of 2005.

Noninterest expense was $20,564,000 for the third quarter of 2005 compared to $16,210,000 for the third quarter of 2004 due primarily to the acquisition of Heritage. When compared to the second and first quarters of 2005, noninterest expenses for the third quarter of 2005 decreased $293,000 and $399,000, respectively. The decrease reflects the planned elimination of duplicate data processing operations and staff as a result of the Heritage acquisition, reduced data processing costs through contract renegotiations with the Company’s primary vendor and planned Mississippi staff reductions.

“We elected to expense stock options at the beginning of 2001 and we anticipate the impact on 2005 earnings to be $.04 per share. Our third quarter 2005 noninterest expenses include $171,000 related to the expensing of those stock options,” stated McGraw.

The Company maintained its quality credit during the third quarter of 2005. Annualized net charge-offs as a percentage of average loans were .11% for the third quarter of 2005, down from .12% for the third quarter of 2004. Annualized net charge-offs as a percentage of average loans for the nine months ending September 30, 2005 were .20% compared to .19% for the same period in 2004. Non-performing loans as a percentage of total loans were .45% at September 30, 2005, as compared to .40% at June 30, 2005 and .43% at March 31, 2005. The allowance for loan losses as a percentage of loans was 1.15% at September 30, 2005, basically unchanged from 1.14% for June 30, 2005 and March 31, 2005. The non-performing loan coverage ratio was 256.19% at September 30, 2005 compared to 280.35% at June 30, 2005 and 264.53% at March 31, 2005. At September 30, 2005, the carrying balance of the loans acquired by the Company in connection with its acquisition of Heritage accounted for in accordance with SOP 03-3 was $9,617,000 as compared to the June 30, 2005 balance of $10,604,000. The balance of these acquired loans decreased primarily due to principal reductions.

The acquisition of Heritage was completed on January 1, 2005 using the purchase accounting method under generally accepted accounting principles. Under this method of accounting, the financial statements of the Company do not reflect the results of operations of Heritage prior to January 1, 2005. The balance sheet of the Company as of September 30, 2005, however, reflects the Company’s acquisition of Heritage, including total assets of $540.3 million, total loans of $389.8 million, total deposits of $381.0 million, goodwill of $47.3 million and core deposits intangible of $4.6 million. The Company issued 1,369,589 shares of Renasant Corporation common stock and paid $23.1 million cash in connection with the acquisition.

CONFERENCE CALL INFORMATION

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, October 19, 2005, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-800-510-9661 in the United States and entering the participant passcode 81268594.

ABOUT RENASANT CORPORATION

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $2.4 billion and operates 61 banking and insurance offices in 36 cities in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2005			2004				3rd Qtr 2005 - 3rd Qtr 2004	For the Nine Months Ended September 30,
Statement of earnings	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2005	2004	Percent Variance
Interest income—taxable equivalent basis	$33,249	$32,718	$30,146	$21,803	$21,538	$18,418	$18,441	54.37	$96,113	$58,397	64.59
Interest income	$32,417	$31,900	$29,295	$21,076	$20,805	$17,559	$17,584	55.81	$93,612	$55,948	67.32
Interest expense	12,678	11,445	9,977	5,848	5,802	5,012	5,134	118.51	34,100	15,948	113.82

Net interest income	19,739	20,455	19,318	15,228	15,003	12,547	12,450	31.57	59,512	40,000	48.78
Provision for loan losses	833	847	597	(82)	636	488	505	30.97	2,277	1,629	39.78

Net interest income after provision	18,906	19,608	18,721	15,310	14,367	12,059	11,945	31.59	57,235	38,371	49.16
Service charges on deposit accounts	4,358	4,167	3,874	3,856	4,067	3,732	3,700	7.16	12,399	11,499	7.83
Fees and commissions on loans and deposits	2,853	2,965	2,505	1,812	1,975	1,958	1,671	44.46	8,323	5,604	48.52
Insurance commissions and fees	955	906	831	887	993	890	820	(3.83)	2,692	2,703	(0.41)
Trust revenue	613	611	625	419	658	606	464	(6.84)	1,849	1,728	7.00
Gain (loss) on sale of securities	—	(32)	102	(1,130)	51	(31)	89	(100.00)	70	109	(35.78)
Gain on sale of mortgage loans	766	673	693	166	138	151	128	455.07	2,132	417	411.27
Gain on sale of merchant business	—	—	—	—	—	1,000	—	—	—	1,000	(100.00)
Merchant discounts	2	2	2	39	7	270	356	(71.43)	6	633	(99.05)
Other	697	659	1,271	570	489	543	943	42.54	2,627	1,975	33.01

Total non-interest income	10,244	9,951	9,903	6,619	8,378	9,119	8,171	22.27	30,098	25,668	17.26
Salaries and employee benefits	11,696	11,520	11,459	8,755	9,106	7,952	7,593	28.44	34,675	24,651	40.66
Occupancy and equipment	2,220	2,222	2,605	2,406	2,095	1,727	1,566	5.97	7,047	5,388	30.79
Data processing	966	962	1,044	1,159	1,020	1,141	1,163	(5.29)	2,972	3,324	(10.59)
Amortization of intangibles	557	571	586	389	403	100	123	38.21	1,714	626	173.80
Other	5,125	5,582	5,269	3,922	3,586	3,262	3,241	42.92	15,976	10,089	58.35

Total non-interest expense	20,564	20,857	20,963	16,631	16,210	14,182	13,686	26.86	62,384	44,078	41.53
Income before income taxes	8,586	8,702	7,661	5,298	6,535	6,996	6,430	31.38	24,949	19,961	24.99
Income taxes	2,261	2,495	2,202	1,250	1,844	1,939	1,783	22.61	6,958	5,566	25.01

Net income (loss)	$6,325	$6,207	$5,459	$4,048	$4,691	$5,057	$4,647	34.83	$17,991	$14,395	24.98

Basic earnings per share	$0.61	$0.60	$0.52	$0.45	$0.52	$0.61	$0.57	17.31	$1.73	$1.70	1.76
Diluted earnings per share	0.60	0.59	0.52	0.45	0.52	0.61	0.57	15.38	1.71	1.70	0.59
Average basic shares outstanding	10,396,579	10,400,330	10,406,243	9,024,384	8,977,549	8,186,826	8,191,530	15.81	10,399,915	8,453,886	23.02
Average diluted shares outstanding	10,511,212	10,518,760	10,560,330	9,081,944	9,042,695	8,207,941	8,212,533	16.24	10,512,291	8,481,369	23.95
Common shares outstanding	10,380,372	10,397,897	10,412,775	9,046,997	9,018,145	8,186,826	8,186,826	15.11	10,380,372	9,018,145	15.11
Cash dividend per common share	$0.22	$0.22	$0.21	$0.21	$0.21	$0.20	$0.20	4.76	$0.65	$0.61	6.56

Performance ratios
Return on average shareholders' equity	10.57%	10.64%	9.40%	9.07%	10.49%	14.02%	13.27%		10.25%	12.55%
Return on average tangible shareholders' equity	19.44%	19.85%	17.78%	13.14%	15.51%	14.77%	14.07%		19.12%	14.94%
Return on average assets	1.07%	1.06%	0.93%	0.95%	1.12%	1.40%	1.29%		1.03%	1.26%
Return on average tangible assets	1.17%	1.17%	1.05%	1.04%	1.21%	1.43%	1.32%		1.14%	1.32%
Net interest margin (FTE)	3.94%	4.14%	3.98%	4.20%	4.16%	4.10%	4.09%		4.02%	4.12%
Yield on earning assets (FTE)	6.36%	6.36%	5.95%	5.74%	5.69%	5.64%	5.67%		6.24%	5.67%
Average earning assets to average assets	88.06%	88.10%	87.54%	89.10%	89.52%	91.10%	90.79%		87.90%	90.41%
Average loans to average deposits	90.68%	90.75%	90.75%	84.13%	82.46%	77.17%	76.09%		91.52%	78.35%
Noninterest income (less securities gains/losses) to average assets	1.73%	1.71%	1.68%	1.82%	1.98%	2.26%	2.25%		1.71%	2.24%
Noninterest expense to average assets	3.47%	3.57%	3.58%	3.92%	3.86%	3.94%	3.80%		3.56%	3.87%
Net overhead ratio	1.74%	1.86%	1.91%	2.09%	1.88%	1.68%	1.56%		1.85%	1.63%
Efficiency ratio (FTE)	66.73%	66.80%	69.71%	73.67%	67.22%	62.96%	63.72%		67.73%	64.71%

*Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

Average balances	2005			2004				3rd Qtr 2005 - 3rd Qtr 2004 Percent Variance	For the Nine Months Ended September 30,
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2005	2004	Percent Variance
Total assets	$2,353,914	$2,340,597	$2,339,201	$1,699,207	$1,681,430	$1,440,130	$1,439,689	39.99	$2,344,625	$1,521,336	54.12
Earning assets	2,072,762	2,062,124	2,047,770	1,514,042	1,505,190	1,311,945	1,307,160	37.71	2,060,977	1,375,497	49.84
Securities	408,161	420,463	452,818	377,482	388,286	403,959	405,543	5.12	426,984	399,479	6.89
Loans, net of unearned	1,640,121	1,611,143	1,576,877	1,128,631	1,103,362	897,219	871,897	48.65	1,609,675	958,025	68.02
Intangibles	101,323	101,385	101,453	48,128	51,483	5,697	5,797	96.81	101,387	21,010	*
Non-interest bearing deposits	235,611	234,946	229,638	195,732	182,542	160,744	140,084	29.07	233,420	170,365	37.01
Interest bearing deposits	1,573,085	1,515,318	1,483,677	1,143,957	1,153,291	999,160	1,003,744	36.40	1,525,390	1,052,434	44.94
Total deposits	1,808,696	1,750,264	1,713,315	1,339,689	1,335,833	1,159,904	1,143,828	35.40	1,758,810	1,222,799	43.83
Other borrowings	289,849	333,710	371,855	161,263	149,590	123,197	113,586	93.76	331,504	128,867	157.25
Shareholders' equity	237,386	233,908	232,348	178,591	178,855	144,306	140,084	32.73	234,566	153,184	53.13

Asset quality data
Nonaccrual loans	$3,803	$4,157	$3,807	$6,443	$5,626	$5,566	$5,413	(32.40)	$3,803	$5,626	(32.40)
Loans 90 past due or more	3,398	2,292	3,002	2,228	2,054	1,848	3,891	65.43	3,398	2,054	65.43

Non-performing loans	7,201	6,449	6,809	8,671	7,680	7,414	9,304	(6.24)	7,201	7,680	(6.24)
Other real estate owned and repossessions	6,646	7,114	7,232	2,324	2,516	1,901	1,661	164.15	6,646	2,516	164.15

Non-performing assets	13,847	13,563	14,041	10,995	10,196	9,315	10,965	35.81	13,847	10,196	35.81

Net loan charge-offs	$465	$781	$1,186	$1,824	$324	$610	$463	43.52	$2,432	$1,397	74.09
Allowance for loan losses	18,448	18,080	18,012	14,403	16,309	13,152	13,274	13.12	18,448	16,309	13.12
Non-performing loans / total loans	0.45%	0.40%	0.43%	0.76%	0.68%	0.82%	1.05%		0.45%	0.68%
Non-performing assets / total assets	0.58%	0.58%	0.60%	0.64%	0.60%	0.65%	0.75%		0.58%	0.60%
Allowance for loan losses / total loans	1.15%	1.14%	1.14%	1.26%	1.45%	1.45%	1.50%		1.15%	1.45%
Allowance for loan losses / non-performing loans	256.19%	280.35%	264.53%	166.30%	212.36%	177.39%	142.67%		256.19%	212.36%
Net loan charge-offs (annualized) / average loans	0.11%	0.19%	0.31%	0.64%	0.12%	0.28%	0.21%		0.20%	0.19%

Balances at period end
Total assets	$2,379,793	$2,353,385	$2,320,164	$1,707,545	$1,706,462	$1,422,381	$1,469,269	39.46	$2,379,793	$1,706,462	39.46
Earning assets	2,073,678	2,075,244	2,041,307	1,519,704	1,527,387	1,295,876	1,347,168	35.77	2,073,678	1,527,387	35.77
Securities	400,786	415,193	425,196	371,581	384,550	360,120	425,609	4.22	400,786	384,550	4.22
Mortgage loans held for sale	42,865	32,792	32,623	2,714	1,502	1,708	1,255	*	42,865	1,502	*
Loans, net of unearned	1,608,697	1,592,391	1,572,103	1,141,480	1,128,047	906,186	882,484	42.61	1,608,697	1,128,047	42.61
Intangibles	100,766	101,528	101,406	50,424	50,712	5,646	5,746	98.70	100,766	50,712	98.70
Non-interest bearing deposits	$244,086	$233,095	$238,651	$200,922	$201,419	$160,771	$195,837	21.18	$244,086	$201,419	21.18
Interest bearing deposits	1,574,232	1,531,082	1,502,350	1,117,755	1,135,882	990,310	1,002,188	38.59	1,574,232	1,135,882	38.59
Total deposits	1,818,318	1,764,177	1,741,001	1,318,677	1,337,301	1,151,081	1,198,025	35.97	1,818,318	1,337,301	35.97
Other borrowings	299,076	334,952	324,330	191,547	172,723	115,679	112,340	73.15	299,076	172,723	73.15
Shareholders' equity	237,211	235,454	230,892	179,042	176,712	138,276	141,286	34.24	237,211	176,712	34.24
Market value per common share	31.65	30.76	31.10	33.10	32.55	34.56	33.70		31.65	32.55
Book value per common share	22.85	22.64	22.17	19.79	19.60	16.89	17.26		22.85	19.60
Tangible book value per common share	13.14	12.88	12.44	14.22	13.97	16.20	16.56		13.14	13.97
Shareholders' equity to assets (actual)	9.97	10.00	9.95	10.49	10.36	9.72	9.62		9.97	10.36
Tangible capital ratio	5.99	5.95	5.84	7.76	7.61	9.36	9.26		5.99	7.61
Leverage ratio	8.79	8.67	8.59	8.97	8.95	10.77	10.54		8.79	8.95

Detail of Loans by Category
Commercial, financial, agricultural	$224,673	$228,371	$228,305	$175,571	$177,018	$142,999	$139,960	26.92	$224,673	$177,018	26.92
Lease financing	8,143	9,576	10,763	10,809	11,450	11,365	11,785	(28.88)	8,143	11,450	(28.88)
Real estate—construction	162,694	159,798	159,155	96,404	94,779	58,344	59,361	71.66	162,694	94,779	71.66
Real estate—1-4 family mortgages	558,616	547,307	531,347	375,698	356,798	320,198	309,029	56.56	558,616	356,798	56.56
Real estate—commercial mortgages	570,849	556,694	537,800	395,048	394,386	291,012	277,517	44.74	570,849	394,386	44.74
Installment loans to individuals	83,722	90,645	104,733	87,950	93,616	82,268	84,832	(10.57)	83,722	93,616	(10.57)

Loans, net of unearned	1,608,697	1,592,391	1,572,103	1,141,480	1,128,047	906,186	882,484	42.61	1,608,697	1,128,047	42.61